UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2016

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

2800 Gap Road
Batesville, Arkansas 72501
(Address of Principal Executive Offices)

(870) 698-3000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 – Departure of Directors or Certain Officers

On February 11, 2016, Lee E. Mikles submitted his resignation from the Board of Directors of FutureFuel Corp. (NYSE: FF) (the “Company”) to be effective immediately. Mr. Mikles stated that his decision to resign was solely for personal reasons. Mr. Mikles had served as a member of the Company’s Board since our inception in 2005, served as chief executive officer from inception through January 2013 and as president from January 2013 through January 2015. The Company thanks Mr. Mikles for his dedication and many contributions to the Company’s success over the years and wishes Mr. Mikles the best in his future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP. By: /s/ Jordan Federko Jordan Federko, Secretary

Date: February 16, 2016